PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results

EDEN PRAIRIE, Minn.—October 23, 2013—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and six months ended September 30, 2013.

Total revenue for the second quarter of fiscal 2014 increased 25% to $7.30 million from $5.82 million in the prior-year quarter. The increase was due to a 38% increase in product sales partially offset by an 88% decrease in contract research and development revenue. Net income for the second quarter of fiscal 2014 increased 32% to $3.23 million, or $0.66 per diluted share, compared to $2.44 million, or $0.50 per share, for the prior-year quarter.

For the first six months of fiscal 2014, total revenue increased 1% to $13.5 million from $13.3 million for the first six months of the prior year. The increase was due to an 8% increase in product sales partially offset by a 73% decrease in contract research and development revenue. Net income was $5.80 million, or $1.19 per diluted share, for the first half of fiscal 2014 compared to $5.82 million, or $1.19 per diluted share, for the first half of fiscal 2013.

“We are pleased to report record product sales and record gross margin as a percentage of revenue for the quarter,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, risks related to interruptions in the Government funding process, risks in the enforcement of our patents, litigation risks, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

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                   NVE CORPORATION
                 STATEMENTS OF INCOME
   QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2013
                  AND 2012 (Unaudited)

                         Quarter Ended September 30
                             2013           2012
                        -------------  -------------
  Revenue
    Product sales         $ 7,231,149    $ 5,231,332
    Contract research
     and development           70,031        591,464
                        -------------  -------------
  Total revenue             7,301,180      5,822,796
  Cost of sales             1,503,546      1,606,913
                        -------------  -------------
  Gross profit              5,797,634      4,215,883
  Expenses
    Selling, general,
     and
     administrative           660,076        607,694
    Research and
     development              876,463        612,258
                        -------------  -------------
  Total expenses            1,536,539      1,219,952
                        -------------  -------------
  Income from
   operations               4,261,095      2,995,931
  Interest income             520,802        621,950
                        -------------  -------------
  Income before taxes       4,781,897      3,617,881
  Provision for income
   taxes                    1,552,246      1,174,998
                        -------------  -------------
  Net income              $ 3,229,651    $ 2,442,883
                        =============  =============
  Net income per share
   -- basic                    $ 0.67         $ 0.51
                        =============  =============
  Net income per share
   -- diluted                  $ 0.66         $ 0.50
                        =============  =============
  Weighted average
   shares outstanding
    Basic                   4,852,178      4,825,441
    Diluted                 4,873,106      4,884,656

                         Six Months Ended September
                                     30
                             2013           2012
                        -------------  -------------
  Revenue
    Product sales        $ 13,205,755   $ 12,262,077
    Contract research
     and development          272,358      1,023,624
                        -------------  -------------
  Total revenue            13,478,113     13,285,701
  Cost of sales             2,881,901      3,409,266
                        -------------  -------------
  Gross profit             10,596,212      9,876,435
  Expenses
    Selling, general,
     and
     administrative         1,212,880      1,143,804
    Research and
     development            1,839,374      1,300,284
                        -------------  -------------
  Total expenses            3,052,254      2,444,088
                        -------------  -------------
  Income from
   operations               7,543,958      7,432,347
  Interest income           1,047,141      1,184,568
                        -------------  -------------
  Income before taxes       8,591,099      8,616,915
  Provision for income
   taxes                    2,794,623      2,796,374
                        -------------  -------------
  Net income              $ 5,796,476    $ 5,820,541
                        =============  =============
  Net income per share
   -- basic                    $ 1.19         $ 1.21
                        =============  =============
  Net income per share
   -- diluted                  $ 1.19         $ 1.19
                        =============  =============
  Weighted average
   shares outstanding
    Basic                   4,857,279      4,825,095
    Diluted                 4,878,599      4,882,524

                       NVE CORPORATION
                        BALANCE SHEETS
               SEPTEMBER 30 AND MARCH 31, 2013

                                  Sept. 30,      March 31,
                                     2013           2013
                                -------------  -------------
  ASSETS
  Current assets
    Cash and cash equivalents     $ 1,561,571    $ 2,509,683
    Marketable securities,
     short term                     8,330,034      9,711,029
    Accounts receivable, net
     of allowance for
     uncollectible accounts of
     $15,000                        3,031,027      2,521,395
    Inventories                     3,100,445      3,336,592
    Deferred tax assets               256,472             --
    Prepaid expenses and other
     assets                           894,806        958,147
                                -------------  -------------
  Total current assets             17,174,355     19,036,846
  Fixed assets
    Machinery and equipment         8,417,061      8,417,061
    Leasehold improvements          1,499,454      1,499,454
                                -------------  -------------
                                    9,916,515      9,916,515
    Less accumulated
     depreciation                   6,608,394      6,228,122
                                -------------  -------------
  Net fixed assets                  3,308,121      3,688,393
  Marketable securities, long
   term                            79,140,911     73,040,257
                                -------------  -------------
  Total assets                   $ 99,623,387   $ 95,765,496
                                =============  =============

  LIABILITIES AND
   SHAREHOLDERS' EQUITY
  Current liabilities
    Accounts payable                $ 391,640      $ 422,092
    Accrued payroll and other         894,282        918,060
    Deferred taxes                         --        440,736
                                -------------  -------------
  Total current liabilities         1,285,922      1,780,888

  Long-term deferred tax
   liabilities                        377,232             --

  Shareholders' equity
    Common stock                       48,370         48,624
    Additional paid-in capital     19,990,791     21,200,742
    Accumulated other
     comprehensive income             947,080      1,557,726
    Retained earnings              76,973,992     71,177,516
                                -------------  -------------
  Total shareholders' equity       97,960,233     93,984,608
                                -------------  -------------
  Total liabilities and
   shareholders' equity          $ 99,623,387   $ 95,765,496
                                =============  =============